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                                                                  EXHIBIT 23.1


                     CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statements (Form S-8's No. 333-32326 and No. 333-95757) pertaining to the Travelocity Holdings, Inc. 1999 Long-Term Incentive Plan, the Travelocity.com LP 1999 Long-Term Incentive Plan, the Travelocity Holdings, Inc. Employee Stock Purchase Plan and the Travelocity.com LP Employee Stock Purchase Plan of our report dated March 16, 2000 with respect to the financial statements of Travelocity.com Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.



                                                           /s/ Ernst & Young LLP



March 24, 2000
Dallas, Texas





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